QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.39

GCI, INC.

offer for all outstanding
8 5/8% Senior Notes due 2019
in exchange for
8 5/8% Senior Notes due 2019
pursuant to the Prospectus dated

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:

        We have appointed Union Bank, N.A., to act as our exchange agent (the "Exchange Agent") in connection with the offer (the "Exchange Offer") of GCI, Inc., to exchange an aggregate principal amount of up to $425,000,000 of GCI, Inc.'s new 8 5/8% Senior Notes due 2019 for a like principal amount of GCI Inc.'s 8 5/8% Senior Notes due 2019 issued on November 3, 2009 under the Indenture dated November 3, 2009 (the "Old Notes") upon the terms and subject to the conditions set forth in the Prospectus dated                        , as it may be amended or supplemented from time to time (the "Prospectus"), and in the related letter of transmittal and the instructions thereto.

        We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

        1.     The Prospectus;

        2.     The letter of transmittal for your use and for the information of your clients, including a substitute Internal Revenue Service Form W-9 for collection of information relating to backup federal income tax withholding;

        3.     A notice of guaranteed delivery to be used to accept the Exchange Offer with respect to Old Notes in certificated form or Old Notes accepted for clearance through the facilities of the Depository Trust Company if (i) certificates for Old Notes are not immediately available or all required documents are unlikely to reach the Exchange Agent on or prior to the Expiration Date or (ii) a book-entry transfer cannot be completed on a timely basis; and

        4.     A form of letter which may be sent to your clients for whose account you hold the Old Notes in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

        YOUR PROMPT ACTION IS REQUESTED. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , UNLESS EXTENDED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

        To participate in the Exchange Offer, a duly executed and properly completed letter of transmittal (or facsimile thereof or an agent's message (as defined in the Prospectus) in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the letter of transmittal and the Prospectus.

        If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for the Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus in the section titled, "The Exchange Offer—Guaranteed Delivery Procedures."

        GCI, Inc. has not retained any dealer-manager in connection with the Exchange Offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the Exchange Agent, for soliciting tenders of the Old Notes pursuant to the Exchange Offer. You will be reimbursed by GCI, Inc. for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients and for handling or tendering for your clients. The tendering holder will be required to pay or cause to be paid any transfer taxes in connection with the Exchange Offer as described in Instruction 14 of the letter of transmittal.

        Any inquires you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Union Bank, N.A., the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the letter of transmittal.

Very truly yours.
GCI, Inc.

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF GCI, INC. OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER WHICH IS NOT CONTAINED IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

QuickLinks

  Exhibit 99.39